EXHIBIT 10.16

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement"), dated May 23,2001 ("Effective Date"), is between GREAT WEST SERVICES, LTD., a Colorado limited partnership d/b/a SIMCOM ("Seller"), USOL, Inc., a Delaware corporation ("Purchaser"), USOL Holdings, Inc., an Oregon corporation ("Holdings") and Simpson Housing Limited Partnership, a Colorado Limited Partnership ("Simpson Housing").

     On the terms and subject to the conditions of this Agreement, Seller intends to sell and Purchaser intends to purchase all the assets of Seller which are part of the private telephone and cable television systems listed on

  (individually a "System" and collectively the "Systems") that are subject to the Right of Entry Agreements (each a "Right of Entry Agreement"), as defined below, and other assets as specified in this Agreement.

     The parties agree as follows:

1.   TRANSFER OF ASSETS.

     1.1 Sale of Assets. On the terms and subject to the conditions of this Agreement, Seller will sell good and marketable right, title and interest in and to the "Assets", as defined below, to Purchaser. All Assets sold under this Agreement will be free and clear of all liens, claims and encumbrances except as otherwise provided in this Agreement.

     1.2 Description of Assets. The "Assets" are all of the assets of Seller which comprise the Systems existing as of the date of this Agreement or acquired by Seller prior to Closing in the ordinary course of business (including without limitation all of the Right of Entry Agreements specified on Schedule 4.7). Specifically, the Assets consist of (i) the assets of Seller used to operate the Systems including its telephone switching and voice mail equipment, cable television equipment, all cable (including without limitation aerial cable and underground cable, conduit, and all spare parts and other items used in the maintenance, repair and testing of the Systems), all as specifically listed on Schedule 1.2 ("Equipment"); (ii) good and marketable right, title and interest in and to the Right of Entry
          Agreements and the Other Contracts listed on Schedule 4.7; (iii) business records pertaining to the subscribers of each System ("Customers"); and (iv) all leases, easements and licenses in the states in which Systems are located, to use real property and leases of personal property disclosed on Schedule 4.7 and the following other contractual arrangements: Circuit and Service Agreements with ILECs/CLECs, Long Distance Agreements with IXCs, E911 Services, all oral and written contracts included in the Assets, including all Customer contracts, programming agreements, franchise agreements, construction contracts, right-of-use agreements, pole attachments and conduit rights, Retransmission Consents with television broadcast stations, Operator Services Agreements, Internet Service Agreements (Reflex, Darwin, etc.), Security / Alarm Services Agreements (for equipment rooms, etc.), Utilities agreements (for equipment rooms, etc.) (all such leases, easements, licenses and other contractual arrangements being hereinafter collectively referred to as the "Other Contracts"). The Assets exclude all other items, including without limitation, any goodwill, intellectual property or software. The Assets will include the Other Contracts only to the extent Purchaser elects to take assignment (and Seller has the right to sell or assign) one or more of the Other Contracts by so notifying Seller prior to the end of the Inspection Period ("Selected Other Contracts"). Seller and Purchaser acknowledge and agree that Seller has not yet identified all of the Other Contracts to Purchaser. Within fifteen (15) days of the date of this Agreement Seller will furnish Purchaser with a complete written list of the Other Contracts and all such Other Contracts shall automatically become part of the Other Contracts under this Agreement and shall automatically be added to Schedule 4.7 hereof.

     1.3 Assignments and Assumption. Seller will assign to Purchaser and Purchaser will assume (i) the obligations arising after the Closing Date of the Selected Other Contracts and each of the Right of Entry Agreements listed on Schedule 4.7, and (ii) liability for personal property taxes accruing and arising after the Closing Date. Seller shall be liable for and obligated to pay all personal property taxes accruing prior to the Closing Date. Purchaser's assumption of the obligations and liabilities described in this Section 1.3 will accrue following Closing (but not before). Except as expressly

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          provided in this  Section 1.3,  Purchaser  assumes no  liabilities  or debts or other obligations of Seller of any nature whatsoever. The assignment and assumption described in this Section 1.3 shall be effected through the execution by Seller and Purchaser of the Assignment And Assumption Agreement in the form attached hereto as
          Exhibit 3.2(b).

     1.4 Reference is made to the headend equipment (the "Brodie Headend Equipment") located on the Brodie I and Brodie II properties (such properties are more particularly identified on Schedule 4.7). If Purchaser elects prior to the Closing Date to make the Brodie Headend Equipment part of the Assets, such equipment shall be included in the Assets conveyed to Purchaser at the Closing and the cash portion of the Purchase Price shall be increased by $___________. If Purchaser does not elect before the Closing Date to make the Brodie Headend Equipment part of the Assets, such equipment will not be conveyed to Purchaser at the Closing and Seller may elect either of the following items (a) or (b) and Seller will notify Purchaser of its election within 10 days of the Closing Date ("Brodie Post Closing Election"):
          (a) Seller may elect to remove the Brodie Headend Equipment by notifying Purchaser within 10 days of the Closing Date and it may remove such equipment from the Brodie I and Brodie II properties within 30 days of the Closing Date ("Brodie Removal Election"), or (b) Seller may request Purchaser to use commercially reasonable efforts to sell the Brodie Headend Equipment on behalf of Seller by notifying Purchaser within 10 days of the Closing Date ("Brodie Sale Election"). If Seller fails to timely give Purchaser a Brodie Post Closing Election, on the eleventh day after the Closing Date Seller will be deemed to have chosen the Brodie Removal Election. In the event of a Brodie Removal Election (actual or deemed) and Seller's failure to remove the Brodie Headend Equipment on or before 30 days after the Closing Date (through no fault of Purchaser), Seller shall be deemed to have abandoned such equipment and the Brodie Headend Equipment shall belong to Purchaser. In the event of a Brodie Sale Election, Purchaser will notify Seller of the price offers it receives for the Brodie Headend Equipment within 30 days of the Closing Date and will not consummate the sale of such equipment unless Seller has approved one of the offered sales prices. If Seller approves an offered sales price for the Brodie Headend Equipment within 35 days of the Closing Date, Seller will consummate such sale and remit the proceeds of the sale to Seller within 10 days of receipt of such proceeds. If Seller does not approve any offered sales price for the Brodie Headend Equipment within 35 days of the Closing Date, Purchaser's obligations to attempt to sell such equipment shall cease and Seller may remove such equipment from the Brodie I and Brodie II properties within 45 days of the Closing Date; if Seller fails to so remove the Brodie Headend Equipment within 45 days of the Closing Date, Seller shall be deemed to have abandoned such equipment and the Brodie Headend Equipment shall belong to Purchaser. Seller shall repair all damages to the Brodie I and Brodie II properties caused by its removal of the Brodie Headend Equipment.


2.   PURCHASE PRICE AND INSPECTION PERIODS.

     2.1 Purchase Price. The purchase price ("Purchase Price") for the Assets is Four Million Dollars ($4,000,000) in cash, and Six Hundred Thousand (600,000) shares of common stock of Holdings subject to the Lock-Up Agreement (Exhibit 3.2(g)) and Registration Rights Agreement (Exhibit 3.3(d)) attached hereto. The portion of the Purchase Price that is comprised of common stock of Holdings is sometimes hereinafter referred to as the "Shares."

     2.2 Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price shall be allocated amongst the three categories listed below and in the proportions listed below:

             Moveable Equipment and Trade Fixtures                        10%
             Right of Entry Agreements and Selected Other Contracts       80%
             Real Property Improvements and Fixtures                      10%

          Seller and Purchaser agree that any filings, returns or other documents they submit to the Internal Revenue Service or other taxing authorities related to this transaction shall contain information consistent with the allocations specified in this Section 2.2.

     2.3 Inspection Periods. The Purchaser shall have until July 1, 2001 (the "Inspection Period") within which to make any and all reasonable inspections of the Assets as the Purchaser may desire. In the event Purchaser shall notify Seller in writing on or before the expiration of the Inspection Period that Purchaser, for any reason whatsoever, does not desire to consummate this Agreement, then, and in such event, this Agreement shall terminate and all of the Earnest Money shall be immediately refunded to Purchaser.

3.   CLOSING.

     3.1 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") will take place no later than July 1, 2001 ("Closing Date") if Purchaser has not terminated the Agreement prior to the end of the Inspection Period. The Closing will take place at the offices of Seller or at such other place as mutually agreed by the parties to this Agreement. Purchaser will take possession of the Assets as of the Closing Date subject to the terms of the Transition Services Provisions described on Exhibit 3.6. Purchaser may elect to accelerate the Closing Date to an earlier date as long as it provides Seller with at least 15 day's advance notice of such earlier Closing Date.

     3.2 Deliverables by Seller. At Closing, Seller will execute and deliver originals of all of the following (the "Seller Closing Deliverables"):
          (a) a Bill of Sale in the form attached hereto as Exhibit 3.2(a) (the "Bill of Sale"); (b) the Assignment and Assumption of the Agreements (Right of Entry Agreements and Selected Other Contracts) in the form attached hereto as Exhibit 3.2(b) (the "Assignment and Assumption Agreement"); (c) releases of financing statements and other recorded encumbrances terminating all liens and encumbrances against, and security interest in, any of the applicable portion of the Assets ("Releases"); (d) a certificate signed by Seller, certifying that the closing conditions to be satisfied by Seller, have been met as of Closing Date (the "Certificate"); (e) the Option Agreement ("Option Agreement") executed by Simpson Housing in the form attached hereto as
          Exhibit 3.2(e); (f) all of the original Right of Entry Agreements specified on Schedule 4.7, executed by Simpson Housing (and by property owners other than Simpson Housing, hereafter "Other Owners," as the case may be) and Seller, in the forms attached hereto as
          Exhibit 3.2(f) (the "Right of Entry Agreements"); (g) the Lock-Up Agreement in the form attached hereto as Exhibit 3.2(g) (the "Lock-Up Agreement"); (h) all of the Subordination, Nondisturbance and Attornment Agreements ("SNDAs") for all of the Right of Entry Agreements; (i) certified copies of resolutions evidencing Seller's and Simpson Housing's authority to enter into this Agreement and to execute and deliver the instruments specified in this Agreement (collectively the "Seller Resolutions"); (j) the Registration Rights Agreement; (k) the Escrow Agreement in the form attached hereto as
          Exhibit 3.5 ("Escrow Agreement"); and (l) a closing statement in a form reasonably agreed to by Seller and Purchaser ("Closing Statement").

     3.3 Deliverables by Purchaser. At Closing, Purchaser (or Holdings as the case may be) will execute and/or deliver all of the following ("Purchaser Closing Deliverables"): (a) cash funds in accordance with
          Section 2.1; (b) the Assignment and Assumption Agreement; (c) the Shares; (d) the Registration Rights Agreement in the form attached hereto as Exhibit 3.3(d) (the "Registration Rights Agreement"); (e) the Option Agreement in the form attached hereto as Exhibit 3.2(e);
          (f) the Lock-Up Agreement executed by Holdings in the form attached hereto as Exhibit 3.2(g) ; (g) Purchaser's signature to all SNDAs provided by Seller; (h) certified copies of resolutions evidencing Purchaser's and Holdings' authority to enter into this Agreement and to execute and deliver the items specified in this Agreement (collectively the "Purchaser Resolutions"); (i) the Escrow Agreement; and (j) the Closing Statement in a form reasonably agreed to by Seller and Purchaser.


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     3.4  Earnest  Money.  Within five (5)  business  days of  execution of this
          Agreement, Purchaser will deposit $250,000 with Seller as Earnest Money (herein so called), in accordance with the wiring instructions in Exhibit 2.1. The failure of Purchaser to deliver the Earnest Money to Seller within the time period provided in the preceding sentence shall constitute a breach by Purchaser pursuant to Section 9.1(c) of this Agreement. At Closing, the Earnest Money shall be applied against the Purchase Price. In the event Purchaser does not terminate this Agreement prior to the end of the Inspection Period or pursuant to the terms of this Agreement through no fault of Seller and this Agreement does not close, Seller shall retain the paid Earnest Money as liquidated damages and as its sole remedy and sole recourse against Purchaser. In the event Purchaser terminates this Agreement because of Seller's default hereunder or prior to the end of the Inspection Period, the Earnest Money shall be immediately paid to Purchaser.

     3.5 Escrow. At the Closing, Purchaser, Seller, and Wells Fargo Bank - Investment Management and Trust Department in Austin, Texas as escrow agent ("Escrow Agent") shall enter into the Escrow Agreement and $500,000 of the cash portion of the Purchase Price ("Escrow Funds") shall be deposited and held with Escrow Agent for a period of six (6) months pursuant to the terms of the Escrow Agreement. The Escrow Funds shall be used to secure Seller's compliance with all of the terms of this Agreement. The disbursement of the Escrow Funds shall be governed by the terms and conditions contained in the Escrow Agreement.

     3.6 Transition Services Provisions. Seller agrees that it will perform the services described in Exhibit 3.6 attached hereto after the Closing Date and through the dates indicated in the Transition Services Provisions attached hereto as Exhibit 3.6. Seller and Purchaser agree to the fee, expense and revenue provisions described in Exhibit 3.6.


4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:


     4.1 Organization, Good Standing, Power, Etc. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Colorado. Seller has all requisite partnership power and authority to execute, deliver and perform this Agreement. Seller has all requisite partnership power and authority to consummate the transactions contemplated by this Agreement.

     4.2 Authorizations and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, fully enforceable in accordance with its terms.

     4.3 Restrictions: Burdensome Agreements. Seller is not a party to any contract, commitment or agreement, and neither Seller nor the Assets are subject to or bound or affected by any charter, bylaw, partnership agreement or other corporate or partnership restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent Seller from entering into this Agreement or from consummating the transactions contemplated by this Agreement.

     4.4 Consents and Approvals. As of Closing, Seller will have obtained all consents or approvals of and waivers or revisions by, and will have delivered all notices to, any third party and any governmental entity that are necessary in connection with the execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement.

     4.5  Title to Property.

          (a) Tangible Personal Property. Seller owns or has licenses or other rights adequate to use all property necessary for the operation of its business and the Assets.

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          (b)  Title. Seller currently has, and as of the Closing will have good and indefeasible title to the Assets, free and clear of all mortgages, pledges, liens, security agreements, rights of first refusal, conditional sales agreement, leases, claims, charges or other encumbrances of any kind ("Liens"), except as set forth on
               Schedule 4.7(b). Any Asset which requires the consent and/or a release of Liens of a third party for assignment to Purchaser is described as such on Schedule 4.7(b). Every other Asset is fully assignable free and clear of all Liens to Purchaser without the consent of any other party.

          (c) Title Transfer. At Closing, Purchaser will acquire good and marketable right, title and interest to the Systems and Assets, free and clear of all Liens.

     4.6 Condition of Assets. The Assets were acquired and have been maintained in the ordinary course of business; have been properly maintained in accordance with industry standards; and are in good working condition.

     4.7 Right of Entry Agreements. Stated on Schedule 4.7 is a complete and accurate list and description of all of the Right of Entry Agreements which will be owned by Seller as of the Closing Date and which will constitute part of the Assets as of the Closing Date. A true, correct and complete executed original of each Right of Entry Agreement (including amendments thereto) will be provided to Purchaser on or prior to the Closing Date. All notices of actual or alleged breach of such agreements sent by or received by Seller have been provided to Purchaser. Each of the Right of Entry Agreements is valid and binding, and is in full force and effect. Neither Seller nor the owner of a property served by a Right of Entry Agreement (the "Property Owner") nor any other party under any such agreement, is in default under any Right of Entry Agreement; and no event has occurred which, with the passage of time, the giving of notice, or other subsequent action or inaction, will result in the occurrence of a default under any such agreement. Except as set forth in Schedule 4.7, (a) the Right of Entry Agreements are valid, binding and enforceable in accordance with their terms, (b) the Seller has performed, or is now performing, the obligations of, and is not in default (and would not by lapse of time or the giving of notice, or both, be in default) under, any Right of Entry Agreements, (c) no party has notified the Seller of any claim, dispute or controversy or withheld payments from the Seller with respect to any Right of Entry Agreements, which claim, dispute, controversy or withholding of payment could, if such party were to prevail, have a material adverse effect on the Right of Entry
          Agreements, (d) no other party to a Right of Entry Agreement is in default or has breached any term or provision of such Right of Entry Agreements that has not previously been cured, (e) Seller has not received notice or warning of alleged non-performance, delay in delivery or other non-compliance with respect to any of the Right of Entry Agreements, and (f) Seller has not received any notice that any other parties to the Right of Entry Agreements may totally or partially terminate any of the Right of Entry Agreements.

     4.7A Other  Contracts.  Stated on Schedule  4.7 is a complete  and accurate list and description of all of the Other Contracts. A true, correct and complete executed copy of each Other Contract (including amendments thereto) will be provided to Purchaser within 15 days of the date of this Agreement. All notices of actual or alleged breach of such agreements sent by or received by Seller will be provided to Purchaser within 15 days of the date of this Agreement. To the best of Seller's knowledge and belief, each of the Other Contracts is valid and binding, and is in full force and effect. To the best of Seller's knowledge and belief, neither Seller nor the other parties to the Other Contracts is in default under any Other Contract. To the best of Seller's knowledge and belief, no event has occurred which, with the passage of time, the giving of notice, or other subsequent action or inaction, will result in the occurrence of a default under any Other Contract. Except as set forth in Schedule 4.7 and to the best of Seller's knowledge and belief, (a) the Other Contracts are valid, binding and enforceable in accordance with their terms, (b) the Seller has performed, or is now performing, the obligations of, and is not in default (and would not by lapse of time or the giving of notice, or both, be in default) under, any Other Contracts, (c) no party has notified the Seller of any claim, dispute or controversy or withheld payments from the Seller with respect to any Other Contracts, which claim, dispute, controversy or withholding of payment

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          could, if such party were to prevail,  have a material  adverse effect on the Other Contracts, (d) no other party to a Other Contract is in default or has breached any term or provision of such Other Contracts that has not previously been cured, (e) Seller has not received notice or warning of alleged non-performance, delay in delivery or other non-compliance with respect to any of the Other Contracts, and (f) Seller has not received any notice that any other parties to the Other Contracts may totally or partially terminate any of the Other Contracts.

     4.8 Brokers. Seller has not entered into and will not enter into any agreement, arrangement or understanding with any broker regarding any matter related to this Agreement.

     4.9 Litigation, Taxes, and Disclosure. Except as disclosed on Schedule 4.9, there is no claim, action, litigation, proceeding or investigation pending, or threatened before any court or government entity, nor is there any outstanding judgment, order, decree, award, stipulation or injunction issued by any court or governmental entity which may affect any of the Assets or impair the Seller from performing its obligations under this Agreement. All taxes related to the Assets, related to taxable periods or portions thereof ending on or prior to the applicable Closing Date, have been reported and duly paid, collected or withheld and remitted to the appropriate governmental agency, except for current taxes not due and payable on or prior to the applicable Closing Date. No written information contained in any Schedule or Exhibit delivered pursuant to this Agreement at the Closing contains or will contain any untrue statement of a material fact or omit to state a material fact required to make the statements not misleading. All documents requested in writing by Purchaser have been delivered by Seller to Purchaser and constitute true, complete and accurate copies of the documents requested.

     4.10 Financial  Information.  Attached hereto as Schedule 4.10 are Seller's
          (i) list of subscribers at the Properties and (ii) Property-specific revenue summaries for the periods listed thereon ("Financial Information"). The Financial Information is in accordance with the books and records of Seller and is true, correct, and complete. None of the Financial Information contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made.

     4.10AAbsence of Certain Changes or Events. Since the date of the most recent Financial Information to the date of this Agreement, there has not been (i) any change that would have a material adverse effect on Seller (a "Seller Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Seller Material Adverse Change, or (ii) any damage, destruction or loss, whether or not covered by insurance, that has or would have or is reasonably likely to have a material adverse effect on Seller.


     4.11 Representations and Warranties of Seller with Respect to the Shares. Seller hereby makes the following representations and warranties to Purchaser. Seller acknowledges that Purchaser is relying on these representations and warranties in connection with Purchaser's execution of this Agreement and the issuance of the Shares.

          (a) Investment. The Shares will be acquired by Seller for its own account for investment and not with a view to resale or distribution; Seller is not acquiring the Shares as a nominee for any other person or entity; Seller has no present intention of selling, granting any participation in or otherwise distributing the Shares; Seller does not have any agreement (verbal or written) with any person to sell, transfer or grant an interest in the Shares; Seller does not have any reason to anticipate any change of its circumstances or any event which would cause Seller to sell the Shares.

          (b) Disclosure of Information. Seller has received all periodic reports filed with the Securities and Exchange Commission ("SEC") by Purchaser within the previous 12 months and has had an opportunity to review this information in full. Seller has had an opportunity to ask questions of a representative of the Company concerning the terms and conditions of this investment including the business, properties, prospects and financial condition of Purchaser. All of Seller's questions have been answered to Seller's satisfaction. Seller has received all information that it considers necessary or appropriate for deciding whether to acquire the Shares. In addition, Purchaser has made available to Seller the opportunity to obtain additional information and to evaluate the merits and risks of this investment.

          (c) Investment Experience. Seller has made other risk capital investments or other investments of a speculative nature and, by reason of its business and financial experience or the business and financial experience of those it has retained to advise it, has acquired the capacity to protect its own interest in investments of this nature. Seller has carefully evaluated its financial resources and investments and is able to bear the economic risks of this investment. Seller has not been organized for the purpose of acquiring the Shares.

          (d) Accredited Investor. Seller is an "accredited investor" within the meaning of Rule 501 D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (e) Restricted Securities. Seller is aware that (i) its investment in the Shares is speculative and involves a high degree of risk of loss and that Seller must bear the economic risk of this investment for an indefinite period of time, (ii) no assurances can be made regarding any economic advantages (including tax) which may inure to the benefit of the Seller, (iii) no assurances can be made concerning return on investment, and (iv) no assurances can be made concerning any tax consequences from the investment. In addition, Seller understands that the Shares it is receiving are "restricted securities" under the federal securities laws because they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Seller represents that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

          (f) No Representations by Purchaser. Neither Purchaser, any of Purchaser's employees, officers or agents nor anyone else has represented, guaranteed or warranted to Seller, expressly or by implication, as to any of the following: (i) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or (ii) that the past performance or experience on the part of Purchaser, or any future projections will in any way indicate the predictable results of the overall financial performance of Purchaser.

          (g) Confidential Information. Seller understands that all non-public information made available to it in connection with its investment in the Shares is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company so long as such information remains non-public and confidential.

          (h) Resident State of Seller. Seller is a resident of the State of Colorado.

          (i) Legends. Seller understands that standard restrictive legends will be placed on any certificates or other documents evidencing the Shares regarding the fact that the Shares have not been registered and under the Securities Act until such time as Shares have been registered. Other legends may be placed on the certificates or other documents evidencing the Shares regarding the terms of the Lock-Up Agreement.

     4.12 Insurance. Seller carries insurance with insurers that are, to the best of the Company's knowledge, solvent, in amount and types of coverage which, to the best of Seller's knowledge, are customary in the industry and against risks and losses which are usually insured against by persons holding or operating similar properties and similar businesses. No material claims have been asserted under any of such insurance policies or relating to the properties, assets or operations of Seller.


4A.  REPRESENTATIONS   AND  WARRANTIES  OF  SIMPSON  HOUSING.   Simpson  Housing
     represents and warrants to Purchaser as follows:

     4A.1 Organization, Good Standing, Power, Etc. Simpson Housing is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado. Simpson Housing has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Right of Entry Agreements and the Option Agreement. Simpson Housing has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement and the Right of Entry Agreements and the Option Agreement.

     4A.2 Authorization of Agreement and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Simpson Housing and constitutes the valid and binding obligation of Simpson Housing fully enforceable in accordance with its terms.

     4A.3 Restrictions: Burdensome Agreements. Simpson Housing is not a party to any contract, commitment or agreement, and is not subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule regulation or other restriction of any kind or character, which would prevent Simpson Housing from entering into this Agreement or prevent Simpson Housing from consummating the transactions contemplated by this Agreement.

     4A.4 Effect of Agreement, Consents, Etc. As of the Closing, Simpson Housing shall have obtained any and all consents or approvals of, filings or registrations with or notices to any third party or public body or authority that may be necessary in connection with the execution and delivery by Simpson Housing of this Agreement and the consummation of the transactions contemplated by this Agreement.


5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

     5.1 Organization, Good Standing, Power, Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement.
          Purchaser has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

     5.2 Authorization of Agreement and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser fully enforceable in accordance with its terms.

     5.3 Restrictions: Burdensome Agreements. Purchaser is not a party to any contract, commitment or agreement, and is not subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule regulation or other restriction of any kind or character, which would prevent Purchaser from entering into this Agreement or prevent Purchaser from consummating the transactions contemplated by this Agreement.

     5.4 Effect of Agreement, Consents, Etc. As of the Closing, Purchaser shall have obtained any and all consents or approvals of, filings or registrations with or notices to any third party or public body or authority that may be necessary in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, Purchase cannot guaranty that the Securities and Exchange Commission will allow registration of the Stock.

     5.5 Due Diligence. Purchaser and its representatives (a) have been permitted access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries), and other properties and assets of Seller, (b) have been given a full and complete opportunity to perform such due diligence investigation of Seller and the Assets as Purchaser has required, and (c) have had an opportunity to meet with the officers and employees of Seller to discuss Seller and the Assets. Notwithstanding any such access, meetings and discussions or any other provision of this Agreement, Purchaser acknowledges that it has not received and is not relying upon any representation or warranty, expressed or implied, by operation of law or otherwise, as to the accuracy or completeness of any information regarding Seller or the Assets made available to Purchaser or its representatives, except as expressly set forth in this Agreement.

5A.  REPRESENTATIONS  AND  WARRANTIES  OF  HOLDINGS.   Holdings  represents  and
     warrants to Seller as follows:

     5A.1 Organization, Good Standing, Power, Etc. Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Holdings has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement. Holdings has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement.

     5A.2 Authorization of Agreement and Enforceability. This Agreement has been duly and validly authorized, executed and delivered by Holdings and constitutes the valid and binding obligation of Holdings fully enforceable in accordance with its terms.

     5A.3 Restrictions: Burdensome Agreements. Holdings is not a party to any contract, commitment or agreement, and is not subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule regulation or other restriction of any kind or character, which would prevent Holdings from entering into this Agreement or prevent Holdings from consummating the transactions contemplated by this Agreement.

     5A.4 Effect of Agreement, Consents, Etc. As of the Closing, Holdings shall have obtained any and all consents or approvals of, filings or registrations with or notices to any third party or public body or authority that may be necessary in connection with the execution and delivery by Holdings of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that Holdings cannot guaranty that the Securities and Exchange Commission will allow registration of the Stock; provided, further, however, Holdings acknowledges its obligations under the Registration Rights Agreement.

     5A.5 Validity  of  Shares.  The  Shares,   when  issued  and  delivered  in
          accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid, non-assessable and free and clear of all encumbrances or restrictions on transfer except those imposed by applicable securities laws, this Agreement and the Lock-Up Agreement.

     5A.6 SEC Documents.  Since January 1, 2000, Holdings has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC Documents"). All of the SEC Documents (other than preliminary material or material which was subsequently amended), as of their respective filing dates, complied with, in all material respects, with all applicable requirements of the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and, in each case, the rules and regulations promulgated thereunder applicable to the SEC Documents. None of the SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later SEC Documents. The consolidated financial statements of Holdings included in the SEC Documents complied with as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP")(except, in the case of unaudited statements, as permitted by Form 10-Q promulgated under the Exchange Act or as otherwise noted in such statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Holdings as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject in the case of unaudited statements, to normal and recurring year-end audit adjustments which were not or are not expected to be material in amount).

     5A.7 Absence of Certain  Changes or Events.  Except as disclosed in the SEC
          Documents filed with the SEC prior to the date hereof and except with respect to Holdings' second tier subsidiary The Resident Club, Inc., since the date of the most recent financial statements included in the SEC Documents (the "Financial Statement Date") to the date of this Agreement, there has not been (i) any change that would have a material adverse effect on Holdings (a "Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse
          Change, (ii) any split, combination or reclassification of any Holdings capital stock or a stock dividend with respect thereto, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or would have or is reasonably likely to have a material adverse effect, or (iv) any change in accounting methods, principles or practices by Holdings, except insofar as required by a change in GAAP.

     5A.8 Subsidiary. Purchaser is a wholly owned subsidiary of Holdings.

6.   COVENANTS OF THE PARTIES.


     6.1 Operation of Business. During the period from the date of this Agreement and the later of the termination of this Agreement or the expiration of the Transition Period (as defined in the Transition Services Provisions of the Exhibit 3.6), Seller covenants to Purchaser that it will operate its business with respect to the Assets in the usual, regular and ordinary manner; and, to the extent consistent with such operation, use its reasonable best efforts to preserve its present business relationships, including those with the Customers, its employees, and the Property Owner; and conduct business in compliance with all applicable laws and regulations. During the period from the Closing Date until the expiration of the Transition Period, Seller covenants that it will abide by all of the terms and conditions of the transition services provisions specified in Exhibit 3.6. Seller will not enter into any transaction or take any action which would result in any of the representations and warranties of Seller contained in this Agreement not being true and correct at and as of
          (i) the time immediately after such action or transaction was undertaken or entered into with the same force and effect as though made on such date, and (ii) the Closing Date, with the same force and effect as though made on such date.

     6.2 Right of Entry Agreements, Consents, and SNDAs. Seller will give all notices, and will use its commercially reasonable best efforts to obtain all fully executed Right of Entry Agreements and consents, necessary under all Right of Entry Agreements and Selected Other Contracts to assign such Right of Entry Agreements and Selected Other Contracts to Purchaser. Seller shall also use its commercially reasonable best efforts to obtain SNDAs from all persons holding ("Mortgagees") a mortgage or deed of trust lien against the Properties; Seller and Simpson

          Housing shall exercise such efforts to obtain the SNDAs prior to the end of the Inspection Period. The SNDAs must contain provisions in which each Mortgagee agrees that (a) its liens do not cover any of the Assets, and (b) if such Mortgagee forecloses on the Property, it will recognize and agree to be bound by the Right of Entry Agreements.

     6.3  Access to Properties and Records; Confidentiality.

          (a) During the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, Seller will permit Purchaser reasonable access to its Assets, and employees, Property owners, Customers, suppliers, and others connected with the operation of the Systems; and will disclose and make available to Purchaser all books, papers and records relating to the Assets. Seller will not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of Seller or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date hereof. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, Seller agrees to provide Purchaser with reasonable access to reasonably requested information regarding the Assets in Seller's files, for one (1) year following the Closing Date, to assist Purchaser in the transition of the Assets to Purchaser.

          (b) All information furnished by Seller to Purchaser with respect to any Asset pursuant to, or in the negotiation in connection with, this Agreement will be treated as the sole property of Seller until Closing and, if Closing does not occur, Purchaser and its agents and advisers will return to Seller all documents or other materials containing, reflecting or referring to such information, will keep confidential (subject to applicable law that might otherwise require or mandate disclosure of such information) all such information and will not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential will continue indefinitely.

     6.4 Confidentiality of Terms of Agreement. After the execution of Agreement, Purchaser and Seller will maintain the confidentiality of the terms of this Agreement. No such party will, except on a need-to-know basis or as required by law, court order or administrative order, disclose the terms of the transactions contemplated by this Agreement to any person or entity. The foregoing does not preclude such parties from informing any other person or entity of the fact that the Systems, the Right of Entry Agreements, the Selected Other Contracts and other Assets relating to the Systems will be or have been transferred to Purchaser, so long as such communication does not disclose any further details regarding the transaction; and further provided, the foregoing does not preclude such parties from informing Simpson Housing and the Mortgagees of the terms of the Right of Entry Agreements and the terms necessary for the SNDAs. Any press release to be disclosed to the public regarding the terms of this Agreement or which otherwise includes the other party's name, shall be reviewed by and agreed upon by both parties in writing prior to release, such agreement not to be unreasonably withheld, conditioned or delayed.


     6.5 Use of Trade Name. For a period of 150 days after the Closing Date, Purchaser may continue (but only to the extent reasonably necessary and consistent with the Transition Services Provisions of the Exhibit 3.6) to operate the Systems using the trade names currently used with respect to the operations and all derivations and abbreviations of such names and related trade names and marks in use in the operations on the Closing Date, such use to be in a manner consistent with the way in which Seller had used the marks. Within 150 days after the Closing Date (unless extended by Seller), Purchaser will discontinue using and will dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Purchaser will not be required to remove or discontinue using any such name or mark that is affixed to items of fixed assets, including assets in or to be used in customer homes or properties or in premises from which

          Seller provides service, or as are used in similar fashion making such removal or discontinuation impracticable for Purchaser.

     6.6 Satisfaction of Conditions. After execution of this Agreement Purchaser and Seller shall each use their commercially reasonable efforts to fulfill their respective obligations pursuant to this Agreement.

     6.7 Employees. Seller and Purchaser acknowledge that Purchaser may hire as of or after the Transition Services Date certain employees who have been employed by Seller and have been working with the Systems and operations. However, Purchaser does not have any obligation to do so. In the event the Closing does not occur pursuant to the terms of this Agreement, Purchaser shall not hire or attempt to hire any employees of Seller.

     6.8 Lock-up. Seller hereby covenants and agrees with Purchaser and Holdings that during the period between the Closing Date and the date the registration statement to be filed pursuant to Section 1.1 of the Registration Rights Agreement becomes effective (provided such registration statement is filed within 120 days of the Closing Date, or if such registration statement is not filed within such 120 days, ending 120 days following the Closing Date), shall not sell, transfer, assign or otherwise dispose of the Shares to any person or entity other than a person or entity that, directly or indirectly through one or more intermediaries, controls Seller is controlled by Seller, or is under common control with Seller, without the prior written consent of Holdings, which consent Holdings shall be entitled to withhold in its sole and absolute discretion.

     6.9 Payment of Certain Expenses and Taxes. Except as otherwise provided herein, each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement and with the transactions contemplated hereby including, without limitation, all fees of legal counsel, auditors and financial advisors. The Purchase Price includes (i) all real estate transfer taxes, recording fees, filing fees and similar taxes or fees, if any, in connection with the transfer of any interests in real property to Purchaser, and (ii) all use, transfer and sales taxes and similar taxes, if any, in connection with the sale of the Assets. Seller shall pay to the appropriate taxing authority
          (i) all real estate transfer taxes, recording fees, filing fees and similar taxes or fees, if any, in connection with the transfer of any interests in real property to Purchaser, and (ii) all use, transfer and sales taxes and similar taxes, if any, in connection with the sale of the Assets.

     6.10 Option Agreement. At the Closing, Simpson Housing and Purchaser shall enter into the form of the Option Agreement attached hereto as Exhibit 3.2(e).

     6.11 Nonsolicitation of Seller and Holdings Employees. For a period of three (3) years following the Closing Date, Seller agrees that it will not induce or attempt to persuade any current or future employee, agent, manager, officer, consultant, or other participant in Purchaser's or Holdings' business to terminate such employment or other relationship in order to enter into any relationship with Seller, any business organization in which the Seller is a participant in any capacity whatsoever, or any other business organization in competition with Purchaser or Holdings.

7.   CLOSING CONDITIONS.

     7.1 Conditions to the Obligations of Purchaser Under This Agreement. The obligations of Purchaser under this Agreement with respect to the Assets are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by Purchaser:

          (a) Each of the obligations and covenants of Seller required to be performed or complied with at or prior to the Closing Date pursuant to the terms of this Agreement are duly performed and complied with in all material respects.

          (b) The representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except as to any representation or warranty that specifically relates to an earlier date.

          (c) Seller will have given all notices, obtained all consents and taken all other action necessary under all Right of Entry Agreements and Selected Other Contracts to assign such Right of Entry Agreements and Selected Other Contracts to Purchaser free and clear of all Liens. Without limiting the foregoing, Seller will have obtained an executed Consent in the form of Exhibit 7.1(c) with respect to all the Right of Entry Agreements.

          (d) Purchaser will have obtained fully executed Right of Entry Agreements in a form substantially similar to the form attached hereto as Exhibit 3.2(f) from all of the owners on the Properties and as more particularly identified on Schedule 4.7.

          (e) Seller will have executed and delivered (or caused to be executed and delivered in cases in which the documents include third parties) to Purchaser all of the Seller Closing Deliverables.

          (f) Simpson Housing shall have executed and delivered to Purchaser the Option Agreement.

     7.2 Conditions to the Obligations of Seller Under This Agreement. The obligations of Seller under this Agreement with respect to the Assets are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by
          Seller:

          (a) Each of the obligations and covenants of Purchaser required to be performed or complied with at or prior to the Closing Date pursuant to the terms of this Agreement will have been duly performed and complied with in all material respects.

          (b) The representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the date of this Agreement, and will be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date.

          (c) Purchaser shall have executed and delivered to Seller the Purchaser Closing Deliverables.


     7.3 Condition to Each Party's Obligations. The obligations of each party under this Agreement are subject to the fulfillment, at or prior to Closing, of the following conditions (unless waived in writing by both parties): No claims, action, suit, investigation, injunction or proceeding is pending against either of the Purchaser or Seller for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that either this Agreement or the consummation of the transactions contemplated in this Agreement are illegal.

8.   INDEMNIFICATION.

     Each party hereto will defend, indemnify and hold harmless the other party and any person claiming by or through them or any of their successors and assigns (each an "Indemnitee") from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including, without limitation, court costs, reasonable fees and disbursements of counsel with or without suit and on appeal) incurred by the Indemnitee which, in the aggregate exceed $25,000, in connection with:

     8.1 any breach of (i) any of the representations and warranties of the indemnifying party or (ii) any covenant or agreement made by the indemnifying party in this Agreement;

     8.2 with respect to a Seller Indemnitee, obligations specifically incurred by Purchaser with respect to any Asset and which arise after the Closing Date, and with respect to a Purchaser Indemnitee, any alleged or asserted debt, obligation, liability or commitment of Seller not expressly assumed by Purchaser hereunder; and

     8.3 any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 8.

9.   GENERAL.

     9.1 Right to Terminate. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated in this Agreement abandoned at any time prior to Closing as follows:

          (a) Mutual Consent. By mutual written consent of Purchaser and Seller;

          (b) Court Order. By either Seller or Purchaser if a court order or governmental agency of competent jurisdiction has issued an order, decree, or ruling permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action has become final and non-appealable;

          (c) Breach by Purchaser. By Seller, (i) if Purchaser breaches any of its representations or warranties in any material respect, or
               (ii) if Purchaser fails to comply in any material respect with any of its covenants or agreements contained in this Agreement and such breach remains uncured 10 days after written notice of same; in which event Seller shall be entitled to retain the paid Earnest Money as liquidated damages as Seller's sole remedy and recourse against Purchaser. If Purchaser breaches this Agreement by not paying Seller the Earnest Money within the time frame specified in this Agreement or within any mutually agreed to extension for the payment thereof, then Seller may terminate the transaction contemplated in this Agreement without recourse by either party hereto; or

          (d) Breach by Seller. By Purchaser, (i) if Seller breaches any of its representations or warranties in any material respect, or (ii) if Seller fails to comply in any material respect with any of its covenants or agreements contained in this Agreement and such failure remains uncured 10 days after written notice of same; in which event Purchaser shall be entitled to a refund of the paid Earnest Money and all such other remedies as applicable law shall permit.

     9.2 Survival of Representations and Warranties. Representations, warranties, covenants (as specified in this Agreement), indemnities and agreements stated in this Agreement, the Disclosure Schedules, any other written representation and in any ancillary document with respect to any Asset will survive Closing for a period of eighteen months following the Closing Date.

     9.3 Severability. Any provisions of this Agreement which are invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provision hereof.

     9.4 Further Assurances. Each party to this Agreement will take all actions, subject to the terms and conditions of this Agreement, that are reasonably necessary or desirable to carry out the purposes of this Agreement, including actions after Closing.

     9.5 Notices. All notices, requests, claims, demands or other communications hereunder must be in writing and must be given by delivery in person, by registered or certified mail (postage prepaid and return receipt requested) to the respective parties as follows:

                           (a)     If to Seller, to:
                                    Marc Pinto
                                    Simpson Housing Limited Partnership
                                    3201 South Tamarac Drive, Suite 200
                                    Denver, Colorado 80231

                                    With a copy to:
                                    Simpson Housing Limited Partnership
                                    ATTN: Tom Walsh
                                    5307 East Mockingbird Lane, Suite 650
                                    Dallas, Texas 75206

                           (b)     If to Purchaser, to:
                                    Donald Barlow, President and COO
                                    USOL, Inc.
                                    10300 Metric Blvd.
                                    Austin, Texas 78758

                                    With a copy to:
                                    Brent Stahl
                                    Stahl, Martens & Bernal, L.L.P.
                                    7320 N. MoPac, Suite 211
                                    Austin, Texas 78731

                           (c)     If to Holdings, to:
                                    Donald Barlow, President and COO
                                    USOL Holdings, Inc.
                                    10300 Metric Blvd.
                                    Austin, Texas 78758

                           (d)     If to Simpson Housing, to:
                                    Marc Pinto
                                    Simpson Housing Limited Partnership
                                    3201 South Tamarac Drive, Suite 200
                                    Denver, CO 80231

                  or such other address as is furnished in writing by any party to the other party in accordance herewith, except that notices of change of address is only effective upon receipt.

     9.6 Parties in Interest; Assignment. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     9.7 Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

     9.8  Intentionally Deleted.

     9.9 Governing Law. This Agreement, in all respects, including all matters of construction, validity and performance, is governed by the laws of the state of Texas.

     9.10 Venue. Any dispute arising regarding the subject matter of this Agreement shall be brought solely within the courts of Travis County, state of Texas, unless the federal jurisdiction applies, in which instance such dispute shall be brought within the federal courts of the Western District of Texas, Austin, Texas division.

     9.11 Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, all of which will be considered one and the same agreement, and each of which will be deemed an original. Facsimile signatures executing this Agreement are acceptable by all parties hereto.

     [ remainder of this page intentionally blank - signature page follows ]

     Executed to be effective as of the Effective Date.


         SELLER:             GREAT WEST SERVICES, LTD.,
                             a Colorado limited partnership

                             By:      QRS Communications, LLC,
                                      a Colorado limited liability company,
                                      General Partner

                             By: _____________________________________
                                 Name:   Marc Pinto
                                 Title:  General Manager

         SIMPSON HOUSING:    Simpson Housing Limited Partnership
                             A Colorado limited partnership

                             By: Paloma LLC
                             its general partner


                             By:________________________________________
                                     Name:______________________________
                                     Title:_____________________________
               (Simpson Housing is executing this Agreement solely for purposes of confirming its agreement to the following portions of the
               Agreement: Sections 4A, 6.11 and 7.1(f); Exhibits 2.1, 3.2(b), 3.2(e), 3.2(f), 3.4, 3.6 and 7.1(c); and Schedules 1.2, 4.7 and
               4.7(b))



         PURCHASER:          USOL, INC.
                             A Delaware corporation

                             By:  _____________________________________
                                       Robert G. Solomon, CEO


         HOLDINGS:           USOL HOLDINGS, INC.
                             An Oregon corporation

                             By:  _____________________________________
                                       Robert G. Solomon, CEO
               (Holdings is executing this Agreement solely for purposes of confirming its agreement to the following portions of the
               Agreement: Sections 2.1, 2.4, 5A, 6.9 and 6.12; and Exhibits 3.2(g) and 3.3(d))





Exhibits:                                                   Schedules:
Exhibit 2.1           Transfer Account                      Schedule 1.2        Description of all Assets (Excluding
                                                                                only the Right of Entry Agreements and
                                                                                Other Contracts which are specified on
                                                                                Schedule 4.7)
Exhibit 3.2 (a)       Bill of Sale                          Schedule 4.4(a)     Governmental Permits, Registration,
                                                                                Authorizations and Approval
                                                                                Requirements
Exhibit 3.2 (b)       Assignment and Assumption of          Schedule 4.4(b)     Seller Material Violations
                      Agreements (Right of Entry
                      Agreements and Selected Other
                      Contracts)
Exhibit 3.2 (e)       Option Agreement                      Schedule 4.7        List of all Right of Entry Agreements,
                                                                                Other Contracts and locations of all
                                                                                Properties
Exhibit 3.2 (f)       Right of Entry Agreement Forms        Schedule 4.7(b)     Liens, Encumbrances and Required Third
                                                                                Party Consents
Exhibit 3.2 (g)       Lock-Up Agreement                     Schedule 4.9        Exceptions  to  Litigation,  Taxes  and
                                                                                Disclosure Matters
Exhibit 3.3(d)        Registration Rights Agreement         Schedule 4.10       Financial Information
Exhibit 3.5           Escrow Agreement
Exhibit 3.6           Transition Services Provisions
Exhibit 7.1 (c)       Form of Consent


                                   Exhibit 2.1
                                  -------------

                            *[Intentionally Omitted]













*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 Exhibit 3.2(a)
                                ----------------

                                  BILL OF SALE

     ("Seller"), for good and valuable consideration given pursuant to an Asset Purchase Agreement dated __________________, 2001 (the "Purchase Agreement") between Great West Services, Ltd., Colorado limited partnership ("Seller"), and USOL, Inc., a Delaware corporation ("Purchaser"), the receipt and sufficiency of which consideration is hereby acknowledged, does hereby sell, assign, transfer and set over to Purchaser good and indefeasible right, title and interest in and to the Systems and the Equipment (as defined in the Purchase Agreement) (as more particularly described on Annex A attached hereto and made a part hereof) free and clear of all liens and encumbrances.


Date:    ______________________________, 2001.

SELLER:                           Great West Services, Ltd., d/b/a Simcom
                                  By:      QRS Communications, LLC,
                                           a Colorado limited liability company,
                                                     General Partner

                                           By: _________________________________
                                                     Name:   Marc Pinto
                                                     Title:  General Manager


                     [ attach acknowledgement of signature ]

                             Annex A to Bill of Sale

                 [Attach an itemized list of all of the Assets
                        (including all Equipment, Systems
                     and Property locations) other than the
                        Right of Entry Agreements and the
                           Selected Other Contracts]

                                 Exhibit 3.2(b)
                                 --------------

        ASSIGNMENT AND ASSUMPTION OF AGREEMENT (RIGHT OF ENTRY AGREEMENTS
                          AND SELECTED OTHER CONTRACTS)

THIS GENERAL ASSIGNMENT (this "Assignment") is made as of _______________, 2001, by and between GREAT WEST SERVICES, LTD., a Colorado limited partnership ("Assignor"), and USOL, INC., a Delaware Corporation ("Assignee").

                                    Recitals

This Assignment is made with respect to the following facts:

     A. Assignor has this date conveyed to Assignee the assets described in the Agreement attached hereto (the "Assets").

     B. In connection with its conveyance of the Real Property to Assignee, Assignor has agreed to assign to Assignee good and marketable right, title and interest in and to certain property and contract rights and other matters more fully described below.

                                   Assignment

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Assignment. Assignor hereby transfers, grants, conveys and assigns to Assignee good and indefeasible right, title and interest in and to the following:

          (a) The Right of Entry Agreements more particularly identified on Annex A attached hereto (the "Service Agreements");

          (b)  Any  and  all  unexpired  warranties,   guaranties  and  sureties
               relating to the Assets, to the extent the same are assignable;

          (c) Any and all governmental permits, licenses, certificates and authorizations, relating to the use or operation of the Assets, to the extent that they are assignable and only to the extent that they relate to the Assets;

          (d) Any and all other rights, privileges and appurtenances owned by Assignor and in any way related to, or used in connection with the operation of the Assets to the maximum extent permitted by applicable law.

          (e) Any Selected Other Contracts to the extent assignable and to maximum extent permitted by applicable law more particularly described on Annex B attached hereto.

     2. Indemnity by Assignor. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Service Agreements relating to periods prior to the date hereof.

     3. Assumption. Assignee hereby assumes all liability and obligations of Assignor under the Service Agreements which relate to the periods from and after the date hereof and agrees to perform all obligations of Assignor under the Service Agreements which are to be performed or which become due on or after the date hereof.

     4. Indemnity by Assignee. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations under the Service Agreements relating to periods from and after the date hereof.

     5. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties' respective successors and assigns.

     6. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed a duplicate original. Facsimile signatures executing this Assignment are acceptable by all parties hereto.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first set forth above.


                                   ASSIGNOR:

                                   GREAT WEST SERVICES, LTD., a Colorado limited partnership


                                   By:    QRS Communications, LLC, A Colorado
                                          limited liability company, General
                                          Partner




                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                   ASSIGNEE:

                                   USOL, INC., a Delaware Corporation




                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                     Annex A
                                To Exhibit 3.2(b)

                                     Annex B
                                To Exhibit 3.2(b)

                                 Exhibit 3.2(e)
                                 --------------

                                OPTION AGREEMENT

     This Option Agreement (the "Agreement") dated , 2001 (the "Effective Date"), by and between SIMPSON HOUSING LIMITED PARTNERSHIP, a Colorado limited partnership ("Owner"), and USOL, INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Owner and Purchaser have entered into that certain Asset Purchase Agreement of even date herewith Owner has sold to Purchaser and Purchaser has purchased from Owner certain assets of Owner as set forth therein; and

     WHEREAS, Owner agrees to grant Purchase a right of first offer to provide telephone, cable television and internet services to certain properties that Owner may hereafter acquire or otherwise requires such services.

     NOW, THEREFORE, in consideration of the mutual promises hereunder and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Owner and Purchaser hereby agree as follows:

     1. Option. If, at any time during the period that is two (2) years from the Effective Date, either:

          (a) Owner acquires any residential property located in Colorado, Oregon or Texas which is not subject to existing agreements for one or more of the Services; or

          (b) a contract for the provision of any of the Telecommunications Services, Video Services or Internet Services (as defined in Section 2 of this Agreement) is terminated at any residential property located in Colorado, Oregon or Texas that is currently owned by Owner.

then, except as otherwise provided herein, Purchaser will have a one time initial right to provide the applicable Services to said property prior to Owner soliciting the provision of such Services from , or negotiating with, any other services provider for that property. Owner must first offer Purchaser the right to provide the applicable Services by giving a written notice (the "Notice") to Purchaser. Within thirty (30) days from Purchaser's receipt of the Notice, Purchaser will submit to Owner an agreement ("Agreement") to provide the applicable Service to the property executed by Purchaser in one of the forms attached hereto as an Exhibit. The Agreement for Telecommunication Services shall be in the from attached hereto as Exhibit "A" and the Agreement for Video and Internet Services shall be in the form attached hereto as Exhibit "B". In addition to the foregoing, and as a condition to the obligation of Owner to execute the applicable Service agreement, Purchaser shall pay Owner the amounts per apartment unit in the property which is the subject of the Notice for each Service as follows ("Key Fees"):

         Video and Internet Services                               $100.00
         Video, Telecommunications and Internet Services           $150.00

     USOL's total capital investment (i.e. Key Fees and construction costs) shall not exceed $600.00 per Video passing and $500.00 per Telecommunication passing ("Cost Limits"); if USOL's total capital investment on a given property will exceed the Cost Limits ("Excess Property"), the Key Fees for such property shall be reduced by the amount necessary to cause such total capital investment not to exceed the Cost Limits. If the reduction in the Key Fees is insufficient to cause USOL's total capital investment on the Excess Property to be less than the Cost Limits and USOL still wishes to provide Services to such property, USOL may elect (a) to bear the excess costs above the Cost Limits and submit an Agreement to Owner (within 30 days of receiving the Notice) that contains provisions in which USOL agrees to bear such excess costs or (b) request Owner to bear the excess costs above the Cost Limits and, if Owner agrees, change the Agreement accordingly to be evidenced only by Owner's written consent within 30 days of USOL's receipt of the Notice. In the event that USOL's total capital investment on an

Excess Property will exceed the Cost Limits and neither (a) nor (b) in the preceeding sentence has occurred within 30 days of USOL's receipt of the Notice, USOL's rights under this Agreement will cease with respect to such Excess Property.

In the event Purchaser shall fail to submit an Agreement for the applicable Service within thirty (30) days from the Notice, Purchaser shall have no further right with respect to the applicable Service on the property covered by the Notice; and Owner shall be free to seek the provision of the applicable Service for the property from other third parties.

     Notwithstanding anything else to the contrary contained herein, Owner shall have no obligation to obtain any Service from Purchaser unless:

          (a) In the event that Purchaser, in the reasonable judgement of Owner, has provided a poor level of service to the majority of the then current properties under agreement with Owner, then Purchaser's rights under this Agreement will be suspended until such time as Purchaser corrects the reported deficiencies to Owner's reasonable satisfaction. Owner will notify Purchaser in writing of any performance or service level issues that may impact Purchaser's rights under this Agreement.

          (b) Purchaser agrees to use the latest commercially available technology, similar to the technology deployed by like kind operators on comparable projects within 20 miles of the property, to provide the applicable Service to the property which is the subject of the Notice.

     2. Services.

          (a) "Telecommunications Services" shall mean telephone and communication services including two-way voice or data service, conference calling, call waiting, call forwarding, speed dialing, internet access, paging, information services, audio on demand and other similar services;

          (b) "Video Services" shall mean multi-channel video and audio programming, including cable television services, satellite mater intellivision, L-Band and digital conversion, direct feed from a local franchise cable provider or video delivery provider, multi-channel, multi-point distribution service, direct broadcast satellite, telephone company provided video programming delivery services, video on demand, pay-per-view programming and music or other audio programming delivered to a television; and

          (c) "Internet Services" shall mean computer services including internet access, internet mail, internet news groups, internet worldwide web services, multi-media services, membership services for user authentication and personalization services for customizing content.

          (d) "Services" shall mean collectively Telecommunication Services, Video Services and Internet Services.

     3. Confidentiality. Purchaser covenants that it will keep confidential any information concerning Owner's business and affairs that Purchaser may receive pursuant to this Agreement and will not disclose any such information to the public; provided, however, Purchaser may disclose such information as is necessary in litigation between Owner and Purchaser or as otherwise required by law.

     4. Notices. All notices, requests, claims, demands or other communications hereunder must be in writing and must be given by delivery in person, by registered or certified mail (postage prepaid and return receipt requested) to the respective parties as follows:

          (a) If to Owner, to:

                  Marc Pinto
                  Simpson Housing Limited Partnership
                  3201 South Tamarac Drive, Suite 200
                  Denver, Colorado 80231

                  With a copy to:

                  Simpson Housing Limited Partnership
                  Attn:  Tom Walsh
                  5307 East Mockingbird Lane, Suite 650
                  Dallas, Texas 75206



          (b) If to Purchaser, to:

                  Donald Barlow
                  USOL, Inc.
                  10300 Metric Blvd.
                  Austin, Texas 78758

                  With a copy to:

                  Brent Stahl
                  Stahl, Martens & Bernal, L.L.P.
                  7320 N. Mopac, Suite 211
                  Austin, Texas 78731

or such other address as is furnished by any party to the other party in accordance herewith, except that notices of change of address is only effective upon receipt.

     5. Governing Law. This agreement shall be governed and construed under the laws of the State of Texas.

     6. No Other Agreements. Except as expressly set forth herein and in the Asset Purchase Agreement, there are no other agreements, either oral or written, between the parties with respect to the subject matter contained herein.

     7. No Oral Modification. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto.

     8. Assignment. Purchaser may not assign or transfer this Agreement to any entity that is not an Affiliate (as defined below) of Purchaser without the written consent of the Owner, which consent will not be unreasonably withheld; except that, upon written notice to the Owner, Purchase may, without obtaining Owner's prior consent, assign this Agreement to an entity or company which controls, is controlled by, or is under common control with Purchaser
("Affiliate"). Purchaser may also assign this Agreement for security purposes, to any entity which provides financing to Purchaser ("Lender"). The Lender will not be liable for any of the obligations of Purchaser hereunder, unless Lender notifies Owner in writing that it has elected to succeed Purchaser as assignee.

     9.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

                                            OWNER:
                                            -----

                                            Simpson Housing Limited Partnership,
                                            a Colorado limited partnership

                                            By:      Paloma LLC
                                                     its general partner


                                                     By:
                                                        ------------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                            PURCHASER:
                                            ---------

                                            USOL, INC.,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    Exhibit A
                               to Option Agreement


         [attach final form of the Telecommunication Services Agreement]

                                    Exhibit B
                               to Option Agreement


        [attach final form of the Video and Internet Services Agreement]

                                 Exhibit 3.2(f)
                                 --------------

                         RIGHT OF ENTRY AGREEMENT FORMS

                                 Exhibit 3.2(g)
                                 --------------

                                LOCK-UP AGREEMENT

     This Lock-Up Agreement (the "Agreement") is entered into effective _______________ 2001 (the "Effective Date"), by and between Great West Services, Ltd., a Colorado limited partnership d/b/a SIMCOM ("SIMCOM"), and USOL Holdings, Inc., an Oregon corporation ("Holdings" or the "Company").

     A. SIMCOM and Holdings are parties to that certain Asset Purchase Agreement dated _____________, 2001 (the "Purchase Agreement") pursuant to which a wholly owned subsidiary of Holdings is purchasing substantially all of the assets of SIMCOM in exchange for $4,000,000 in cash and 600,000 shares of Holdings' common stock (the "Shares").

     B. Exhibit 3.3(d) of the Purchase Agreement sets forth the agreement of the parties with respect to the registration of the Shares (the "Registration Rights Agreement").

     C. Pursuant to the provisions of Section 2.4 of the Purchase Agreement, SIMCOM and Holdings are entering into this Agreement pursuant to which SIMCOM has agreed to certain restrictions with respect to the transfer of the Shares.



     NOW, THEREFORE, it is hereby agreed as follows: 1. Lock-Up Period. Reference is made to the date that is the earlier of (i) the effective date of a registration statement filed by the Company under the Securities Act of 1933 registering the Shares, or (ii) 120 days after the Closing Date of the Purchase Agreement in the event Company exercises its rights under Section 2.7 o the Registration Rights Agreement (such earlier date being the "Registration Date") Except in the case of a Release Event (defined below), SIMCOM shall not, without the prior written consent of the Company, which consent may be withheld for any reason, sell, offer to sell, contract to sell, grant any option for the purchase of, transfer, assign, pledge, or otherwise dispose of, or transfer the economic risk of ownership of (collectively, "Transfer") any of the Shares, any securities of the Company received as a result of SIMCOM's ownership of the Shares, or any securities of the Company into which such Shares are sub-divided or converted (the "Relevant Securities") during the period beginning with the Registration Date until the date that is 365 days subsequent to the Registration Date except in accordance with the follow schedule:


          a. During the period beginning on the Registration Date until the date that is 30 days after the Registration Date, SIMCOM will not Transfer more than 100,000 of the Relevant Securities.

          b. During the period beginning on the date that is 30 days after the Registration Date until the date that is 90 days after the Registration Date, SIMCOM will not Transfer more than an additional 100,000 of the Relevant Securities (200,000 in the aggregate).

          c. During the period beginning on the date that is 90 days after the Registration Date until the date that is 180 days after the Registration Date, SIMCOM will not Transfer more than an additional 100,000 of the Relevant Securities (300,000 in the aggregate).

          d. During the period beginning on the date that is 180 days after the Registration Date until the date that is 270 days after the Registration Date, SIMCOM will not Transfer more than an additional 100,000 Relevant Securities (400,000 in the aggregate).

          e. During the period beginning on the date that is 270 days after the Registration Date until the date that is 365 days after the Registration Date, SIMCOM will not transfer more than an additional 100,000 of the Relevant Securities (500,000 in the aggregate).

          f. During the period beginning on the date that is 365 days after the Registration Date until the date that is 450 days after the Registration Date, SIMCOM will not transfer more than an additional 100,000 of the Relevant Securities (600,000 in the aggregate).

     Notwithstanding any of the foregoing, SIMCOM may transfer any of the Shares to any person or entity that SIMCOM directly or indirectly, through one ore more intermediaries controls, is controlled by, or is under common control with ("Affiliate"), provided such Affiliate agrees to the terms and conditions of this Agreement and the Registration Rights Agreement and provided SIMCOM pays all of Company's costs related to such transfer (including without limitation its legal costs).

     2. Stop Transfer Instructions. SIMCOM consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Relevant Securities accept in accordance with this Agreement and applicable securities laws. SIMCOM also acknowledges that, upon issuance, the share certificates representing the Shares will include standard legends regarding this Agreement and relevant securities laws.

     3. Release Event. The Lock-Up Agreement shall terminate if, (i) during any calendar month of the second, third or fourth calendar quarter after the Registration Date, the average daily closing sale price of the Company's publicly traded common stock is, for 45 consecutive trading days preceding the first day of such calendar month, greater than or equal to $10.00 per share (as adjusted for any stock splits or stock dividends that may occur after the Effective Date), and (ii) the average daily trading volume of the Company's publicly traded common stock is, for such 45 day period, greater than or equal to 250,000 shares (a "Release Event").

     4. Miscellaneous Clauses.

          a. Except with respect to the Transfer of Shares by SIMCOM to Affiliates, this Agreement hall not be assignable by any party hereto without the prior written consent of the other parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns. SIMCOM agrees that this agreement is irrevocable and shall be binding upon its legal representatives, successors and assigns.

          b. This Agreement may be amended only by a written instrument signed by each party hereto. No provisions of this Agreement may be waived except by an instrument in writing signed by the party sought to be bound.

          c. This Agreement and any amendment hereof may be executed in one or more counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          d. Any provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties' respective rights and obligations hereunder.which are invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provision hereof.

          e. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

          f. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Texas.

          g. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.

          h. SIMCOM acknowledges and agrees that the Company would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, SIMCOM agrees that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

          i. Venue. Any dispute arising regarding the subject matter of this Agreement shall be brought solely within the courts of Travis County, state of Texas, unless the federal jurisdiction applies, in which instance such dispute shall be brought within the federal courts of the Western District of Texas, Austin, Texas division.


     Executed to be effective as of the Effective Date.

                                 GREAT WEST SERVICES, LTD.,
                                 A Colorado limited partnership

                                 By:      QRS Communications, LLC,
                                          A Colorado limited liability company,
                                          General Partner


                                          By:
                                            ------------------------------------
                                            Marc Pinto
                                            General Manager

                                 USOL HOLDINGS, INC.,
                                 An Oregon corporation


                                 By:
                                    --------------------------------------------
                                    Robert G. Solomon
                                    Chief Executive Officer

                                 Exhibit 3.3(d)
                                 --------------

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of __________, 2001, by and between USOL Holdings, Inc., an Oregon corporation (the "Company"), and Great West Services, Ltd., a Colorado limited partnership d/b/a Simcom ("Simcom").

     The parties to this Agreement, along with certain of their affiliates, are parties to that certain Asset Purchase Agreement, dated as of the ____ day of __________________, 2001 (the "Purchase Agreement"). In order to induce Simcom to enter into the Purchase Agreement, the Company has, inter alia, agreed to provide the Holders registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 7 hereof.

The parties agree as follows:

1. Required Registration.


          1.1 Registration Obligation. As soon as practicable following the date hereof, but no later than one hundred twenty (120) days after the date hereof, the Company shall use commercially reasonable efforts to file with the Commission a shelf Registration Statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities (a "Shelf Registration"). Once the Shelf Registration Statement is effective, the Company shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period beginning on the effective date and ending eighteen
     (18) months following such date; provided however, that the Company shall not be required to keep the Registration Statement effective after all of the securities covered by such Registration Statement have been sold or distributed in accordance with the intended method of distribution.

2. Conditions to and Restrictions on Registration. Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to register Registrable Securities on behalf of any Holder to the following extent and subject to the following conditions:

          2.1 No Person may participate in any registration hereunder unless such Person executes and agrees to be bound by that certain Lock-Up Agreement, the form of which is attached as Exhibit 3.2(g) to the Purchase Agreement.

          2.2 The Holders on whose behalf such Registrable Securities are to be included shall be required to furnish the Company in a timely manner with all information required by the applicable rules and regulations of the Commission concerning the proposed method of sale or other disposition of such Registrable Securities and such other information as may be reasonably requested by the Company or its counsel to prepare and file such Registration Statement in accordance with applicable provisions of the federal and state securities laws;

          2.3 If Registrable Securities are to be sold and distributed over a period of time, or from time to time, at the prevailing market prices, then the holder of such Registrable Securities shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act;

          2.4 Upon receipt of any notice from the Company of the existence of any event of the nature referred to in paragraph 3(v), such Holder will immediately discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by such paragraph, or until it is advised in writing by the Company that the use of the

     Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice;

          2.5 The Holders, as a condition to any proposed sale or distribution of any Registrable Securities, will comply in connection with such proposed sale or distribution with applicable prospectus delivery requirements and will sell or distribute such Registrable Securities in accordance with the method of distribution set forth in the Registration Statement;

          2.6 In the case of an underwritten registration in which Holders of Registrable Securities are participating, each Holder participating in such offering must (i) agree to sell its Registrable Securities on the basis provided in underwriting arrangements reasonably approved by the Company that are consistent with customary industry practice, and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are consistent with customary industry practice and required under the terms of such underwriting arrangements;

          2.7 The Company may postpone the filing of any registration statement for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed, and the Company determines reasonably and in good faith that such disclosure would have a detrimental effect on the Company;

3. Registration Procedures. Whenever the Company is required to register any Registrable Securities pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                    (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed,

                    (ii) prepare and file with the  Commission  such  amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective or for the time period specified in Section 1.1 for a Shelf Registration and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                    (iii) furnish to each seller of Registrable  Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                    (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                    (v) notify each seller of such  Registrable  Securities,  at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                    (vi) cause all such  Registrable  Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed on an exchange, the Nasdaq Stock Market or such other stock market as the Company's similar securities are quoted or listed;

                    (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

                    (viii) enter into such customary agreements (including underwriting agreements, if applicable, in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                    (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; and

                    (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

4. Registration Expenses.


          4.1 Expenses to be Paid by Company. Except as provided in Section 4.2, all expenses incident to the Company's performance of or compliance with this Agreement or otherwise related to the registration of the Registrable Securities, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be paid by the Company.

          4.2  Expenses to be Paid by Holder.  The Holders  shall pay, pro rata,
     (i) underwriting discounts and commissions and transfer taxes, if any, relating to the sale of the Registrable Securities or (ii) any fees or expenses of any counsel, accountants or other persons retained or employed by the Holders.

5. Indemnification.


          5.1 Indemnification by Company. The Company agrees to indemnify, to the extent permitted by law, each Holder and their respective partners, officers, directors, and employees and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

          5.2 Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

          5.3 Survival of Indemnification. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7. Definitions.


     "Commission" means the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act and the Securities and Exchange Act of 1934, as amended;

     "Holder" means any holder of Registrable Securities.

     "Person"  means and includes any  individual,  corporation,  joint venture,
     partnership,   association,   limited  liability  company,  trust,  estate,
     governmental body or other entity.

     "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

     "Registrable Securities" means (i) any Common Stock issued to Simcom pursuant to the Purchase Agreement, (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) and by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when a registration statement covering such Registrable Securities has been declared effective, such Registrable Securities are or are eligible to be transferred to any Person pursuant to Rule 144 under the Securities Act (or any similar provision then in force), including a sale pursuant to the provisions of Rule 144(k), or such Registrable Securities have been sold through the public markets pursuant to the Registration Statement.

     "Registration Statement" means any registration statement of the Company, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, such registration statement.

     "Securities Act" means the Securities Act of 1933, as amended.

8. Miscellaneous.


          8.1 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          8.2 Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          8.3 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          8.4 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. The provisions of this Agreement which are for the benefit of the Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder so long as such Holder agrees to be bound by all of the provisions hereof.

          8.5 Severability. Any provisions of this Agreement which are invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provision hereof.

          8.6 Notices. All notices, requests, claims, demands or other communications hereunder must be in writing and must be given by delivery in person, by registered or certified mail (postage prepaid and return receipt requested) to the respective parties as follows:

                  If to Holders:
                     Marc Pinto
                     Simpson Housing Limited Partnership
                     3201 South Tamarac Drive, Suite 200
                     Denver, Colorado   80231

                  With a copy to:
                     Simpson Housing Limited Partnership
                     Attn:  Tom Walsh
                     5307 East Mockingbird Lane, Suite 650
                     Dallas, Texas   75206

                  If to Company, to:
                     Donald Barlow, President and COO
                     USOL Holdings, Inc.
                     10300 Metric Blvd.
                     Austin, Texas   78758

                  With a copy to:
                     Brent Stahl
                     Stahl, Martens & Bernal, L.L.P.
                     7320 N. MoPac, Suite 211
                     Austin, Texas   78731

     or in the care of a Holder, such address in the Company's stockholder's records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          8.7 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the registration rights of the Holders and may not be amended, modified or terminated unless in a written instrument executed by the Company and the Holders of the Majority of the Registrable Securities.

          8.8 Intentionally Deleted.

          8.9 Governing Law. This Agreement, in all respects, including all matters of constructions, validity and performance, is governed by the laws of the state of Texas.

          8.10 Venue. Any dispute arising regarding the subject matter of this Agreement shall be brought solely within the courts of Travis County, state of Texas, unless the federal jurisdiction applies, in which instance such dispute shall be brought within the federal courts of the Western District of Texas, Austin, Texas division.

          8.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and each of which will be deemed an original. Facsimile signatures executing this Agreement are acceptable by all parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                    USOL HOLDINGS, INC.


                                    By:
                                       -----------------------------------------
                                          Name:
                                               ---------------------------------
                                          Its:
                                               ---------------------------------


                                                 GREAT WEST SERVICES, LTD.
                                                 d/b/a/ SIMCO

                                                 By:     QRS Communications, LLC

                                                 By:
                                                     ---------------------------
                                                     Marc Pinto, General Manager

                                   Exhibit 3.5
                                   -----------

                                ESCROW AGREEMENT

This ESCROW AGREEMENT ("Agreement") is entered into as of , 2001, by and among USOL, INC., a Delaware corporation ("Buyer"), GREAT WEST SERVICES, LTD., a Colorado limited partnership ("Seller"), and Wells Fargo -- Investment Management and Trust ("Escrow Agent") (Buyer, Seller and Escrow Agent are referred to severally as a "Party" and collectively as the "Parties").


                              W I T N E S S E T H :

     WHEREAS, Seller and Buyer entered into that certain Asset Purchase Agreement ("Contract") dated , 2001, which relates to the sale of certain private telephone, internet and cable television systems as described therein; and

     WHEREAS, Seller and Buyer now mutually agree that the amount to be escrowed ("Escrow Amount") pursuant to the Contract shall be $________; and

     WHEREAS, Seller hereby deposits with Escrow Agent the Escrow Amount pursuant to the Contract, to be held and disbursed in accordance herewith.

     NOW, THEREFORE, the Parties, for the mutual and dependent consideration herein recited, and for other good and valuable consideration, hereby agree as follows:

     1. Escrow. Seller hereby delivers, in escrow, to Escrow Agent the Escrow Amount, to hold and disburse same in accordance with this Agreement, and Escrow Agent hereby acknowledges receipt of the Escrow Amount pursuant to the wiring instructions attached hereto as Exhibit 1.

     2. Investment. The Escrow Amount shall be invested in an interest bearing account or investment suitable to Seller, pursuant to written instructions provided to Escrow Agent by Seller. If invested in an account, it may be in a single bank or other institution acceptable to Seller and Buyer. Interest earned on the Escrow Amount shall be paid to Seller on a monthly basis. Seller's Federal Taxpayer I.D. Number is __________.

     3. Release.

          (a) In the event Buyer reasonably determines that Seller made a misstatement or an omission, or otherwise breached any provision or covenant in the Contract, any of which has resulted in a decrease in the value of the Assets (as defined in the Contract) or has otherwise caused damages to Buyer, Buyer shall submit to Escrow Agent and Seller on or before , 200___, a written statement which specifies (i) the misstatement or omission or breach by Seller and (ii) a computation of the decrease in the value of the Assets resulting from such misstatement or omission or breach by Seller (the "Decreased Value Amount"). Within ten (10) days after receipt by Seller of the information referred to above, Seller shall notify Buyer and Escrow Agent in writing that either (i) Seller agrees with the claims by Buyer and authorizes Escrow Agent to disburse the Decreased Value Amount to Buyer, or (ii) Seller disputes the claim by Buyer. If Seller disputes the claim by Buyer, Escrow Agent shall continue to hold the Decreased Value Amount until either (i) Seller and Buyer direct Escrow Agent to disburse the Decreased Value Amount, or (ii) Escrow Agent is instructed to disburse such amount by a court of competent jurisdiction. If Seller agrees with the claims by Buyer and authorizes Escrow Agent to disburse the Decreased Value Amount to Buyer, or if Seller fails to respond within said 10 day period, Escrow Agent shall immediately disburse to Buyer the Decreased Value Amount.

          (b) On , 200__, Escrow Agent shall deliver to Seller the Escrow Amount less any portion thereof which has become the Decreased Value Amount pursuant to the provisions of (a) above or which remains in dispute awaiting disbursement instructions from a court of competent jurisdiction.

     4. Termination. This Agreement shall terminate and be null and void upon the happening of any of the following events:

          (a) Upon the mutual written agreement of Seller, Buyer, and Escrow Agent; or

          (b) Upon the disbursement of the entire Escrow Amount pursuant to the terms of this Agreement.

     5. Authority. Any of the Parties may act hereunder through an escrow agent or attorney-in-fact, provided satisfactory written evidence for such authority is first furnished to the other Parties.

     6. Escrow Agent Liability. The Parties agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

          (a) The Escrow Agent is not a party to and is not bound by, or charged with notice of, any agreement out of which this escrow may arise, except for the provisions of this Agreement.

          (b) The Escrow Agent acts hereunder as a depository and disbursing Escrow Agent only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the instruments or funds which are the subject of this Agreement.

          (c) In the event the Escrow Agent becomes involved in litigation in connection with this Agreement not arising as a result of any negligence or willful misconduct on the part of Escrow Agent, the non-prevailing party, jointly and severally, agrees to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorneys' fees suffered or incurred by the Escrow Agent as a result thereof. The obligations of the undersigned under this paragraph shall be performed at the office of the Escrow Agent in Seattle, Washington.

          (d) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

          (e) The Escrow Agent shall act hereunder in accordance with ordinary business practices and shall not be liable for anything which it may do or refrain from doing in connection herewith, except its own negligence or willful misconduct.

          (f) In the event of any good faith disagreement between any of the Parties, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, by written notice to the Parties, refuse to comply with any claims or demands on it or refuse to take any other action hereunder so long as such disagreement continues or such doubt exists; and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof, in writing, signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have, by law or otherwise.

          (g) Reasonable compensation for the escrow services herein required of the Escrow Agent, if any, shall be paid by Seller.

     7. Notice. All notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed served and given at the time of (i) deposit in a depository receptacle under the care and custody of the United States Postal Service, properly addressed to the designated address of the addressee as set forth below, postage prepaid, registered or certified mail with return receipt requested, (ii) delivery to the designated address of the addressee set forth below by a third party commercial delivery service, or (iii) receipt at the facsimile or telex receiving facility of the addressee if transmitted by facsimile or telex transmission. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notices, the addresses, facsimile and telex numbers of the Parties shall be as follows:

                  Buyer:                    USOL, Inc.
                                            10300 Metric Blvd.
                                            Austin, Texas 78758
                                            Attn: President

                  Seller:                   Great West Services, Ltd.
                                            3201 South Tamarac Drive, Suite 200
                                            Denver, Colorado 80231
                                            Attention:  Marc Pinto

                  Escrow Agent:             Wells Fargo
                                            Investment Management & Trust
                                            111 Congress Avenue, Suite 300
                                            Austin, TX 78701
                                            Attention:  Kris Hochderffer
                                                    Senior VP, Trust Manager
                                            Fax: (512) 344-7323

     8. Resignation of Escrow Agent. Escrow Agent shall have the right to resign as Escrow Agent hereunder at any time by giving sixty (60) days' prior written notice of such resignation to all of the other Parties hereto. In the event that Escrow Agent shall at any time fail or refuse to serve or shall resign as Escrow Agent hereunder, then Buyer shall have the right to designate a successor Escrow Agent which shall be an independent third party. If any such successor Escrow Agent hereunder shall at any time fail or refuse to act as Escrow Agent in accordance with the provisions hereof, then a further successor shall be selected by Buyer.

     9. Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. Counterparts. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

     11. Expenses. All costs of this escrow arrangement charged by the Escrow Agent shall be paid for by the Seller.

     12. Records. The Escrow Agent shall maintain a record of all Claims against the Escrow Fund filed with it pursuant to this Agreement, a record of all such Claims which shall become payable thereunder and a record of all payments from the Escrow Fund to Buyer or Seller.

     13. Governing Law. This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the choice of law principles thereof.

         EXECUTED as of the date first above written


                                           BUYER:
                                           -----

                                           USOL, INC
                                           a Delaware corporation

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                           SELLER:
                                           ------

                                           GREAT WEST SERVICES, LTD.,
                                           a Colorado limited partnership

                                           By:      QRS Communications, LLC,
                                           a Colorado limited liability company,
                                           General Partner

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                           ESCROW AGENT:
                                           ------------

                                           Wells Fargo
                                           Investment Management and Trust

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   Exhibit 3.6
                                   -----------

                         TRANSITION SERVICES PROVISIONS

     For purposes of this Exhibit 3.6, "Revenues" are gross billings from Customers attributable to the period from the Closing Date until each Cutover Date for each Right of Entry Agreement. Seller will assist in the transition of operations to Purchaser after the Closing by continuing to provide cable and telephone and internet services, installations, repairs, maintenance, general operations, customer call center, and billing support (the "Operations") until all operations for the Right of Entry Agreements and Customers are transitioned to the Purchaser's billing platform and operations, up to a 120 days after Closing Date ("the Transition Period"). Purchaser may elect to effect transition of the Operations for each Right of Entry Agreement to Purchaser's Operations by notifying Seller in writing at least 30 days prior to each transition date (each a "Cutover Date"); the parties understand and agree that Purchaser may elect, in its sole discretion, to effect the transition of the Operations of any one or more of the Right of Entry Agreements at any time during the Transition Period as long as all of the Operations for all of the Right of Entry Agreements are transferred to Purchaser by the end of the Transition Period; and further provided, however, that each Cutover Date must include an entire metropolitan market (i.e., no partial cutovers of individual metropolitan markets will be permitted). If Purchaser receives any subscriber fees attributable to the Transition Period that belong to Seller under the terms of this Exhibit 3.6, Purchaser shall immediately remit such fees to Seller. If Seller receives any subscriber fees attributable to the time after the Transition Period, Seller shall immediately remit such fees to Purchaser.

     Seller will be responsible for all Costs of Goods Sold ("COGS") and Operating Costs incurred in connection with each Right of Entry Agreement from the Closing Date until each Cutover Date (collectively "Seller Costs"). COGS include all direct product costs including but not limited to cable television programming, telephone local and long-distance costs. "Operating Costs" include all other costs necessary to perform the Operations from the Closing Date until each Cutover Date for each Right of Entry Agreement. Purchaser agrees to pay Seller the Seller Costs provided, however, that Purchaser shall pay the Seller Costs only to the extent the Revenues are sufficient to pay the such amounts. Seller agrees that it shall not be entitled to payment for the Seller Costs from any source except the Revenues. Seller shall collect the Revenues during the Transition Period on Purchaser's behalf. Seller shall apply the Revenues in the following order of priority: First, Seller shall pay to Purchaser all portions of the Revenues that are attributable to taxes, copyright fees or other regulatory fees ("Taxes"); Second, Seller may retain from the Revenues an amount up to the Seller Costs; and Third, Seller shall remit to Purchaser the excess of the total Revenues over the total Seller Costs and Taxes within 30 days after the expiration of the Transition Period. Seller Costs shall not include any expenses related to interest, depreciation, amortization, government fees or Taxes.

     Seller will provide Purchaser a monthly financial statement and subscriber report on or before the 10th business day of the following each month during the Transition Period and for three months after the expiration of such Transition Period; such statements must account for all Revenues and Seller Costs during the Transition Period.

     Seller  shall  not bill any  Customers  for any  particular  Right of Entry
Agreement for any period after the Cutover Date for each Right of Entry Agreement. Seller will be responsible for all account receivables and collections billed by Seller upon each Cutover date. After receiving notice of each Cutover Date, (a) Seller will give advanced notice to all subscribers of each Property of the change in operations from Seller to Purchaser, (b) Seller will render a final bill, within thirty (30) days after each respective Cutover date, which notice shall be in a form mutually agreed upon in writing by Seller and Purchaser, and (c) Seller will give such other advanced notices to all subscribers of each Property as may be required by applicable law.

                                 Exhibit 7.1(c)
                                 --------------

                                     CONSENT

     This Consent is executed by Simpson Housing Limited Partnership, a Colorado limited partnership ("Owner"), who is the Owner of the multi-family residential complex known as (the "Property"), located at ___________ , the legal description of which is attached hereto as Exhibit A.

Great West Services, Ltd., a Colorado limited partnership ("Operator"), is the provider of telephone and cable television service to the Property under a ___________________________ Agreement dated ____________________ ("Agreement").

USOL, Inc., a Delaware corporation ("USOL") intends to acquire Operator's interest in the Agreement and all of the assets of Operator which are part of or related to the telephone and cable television system on the Property, including all Operator's wiring, conduit, electronic devices, hardware, and other equipment comprising the System described in the Agreement (the "Equipment").

Owner represents and warrants that as of the date hereof (a) the Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written; (b) Owner has not assigned, transferred or hypothecated the Agreement or any interest therein, except as described herein;
(c) no default or event exists with respect to the Agreement that, with notice or the passage of time or both, would result in the termination of the Agreement; (d) Owner does not claim ownership of any of the Equipment. Owner irrevocably consents to the assignment by Operator of its right, title and interest in the Agreement to USOL.

     DATED ________________, 2001.

                                            PROPERTY OWNER:
                                            Simpson Housing Limited Partnership
                                            By:  Paloma, LLC
                                            its general partner


                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                  Schedule 1.2
                                  ------------

      ASSETS (OTHER THAN THE RIGHT OF ENTRY AGREEMENTS AND OTHER CONTRACTS)

           [ATTACH DETAILED ITEMIZED DESCRIPTION OF ALL OF THE ASSETS
                (INCLUDING ALL EQUIPMENT COMPRISING THE SYSTEMS)]


            [NOTE: BE SURE TO INCLUDE the two DXC 4-K phone switches]

                                 Schedule 4.4(a)
                                 ---------------

               GOVERNMENTAL PERMITS, REGISTRATION, AUTHORIZATIONS
                            AND APPROVAL REQUIREMENTS


None

                                 Schedule 4.4(b)
                                 ---------------

                           SELLER MATERIAL VIOLATIONS

     The following include all material violation of any (i) applicable government permit, registration, authorization or other approval, (ii) zoning regulation or ordinance, (iii) environmental, Federal Occupational, Safety and Health Act, or comparable state laws, regulations and rulings, or (iv) other law, order, regulation or requirement relating to operations of the Systems or the Assets and known by Seller:

NONE.

                                  Schedule 4.7
                                  ------------

                            *[Intentionally Omitted]

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 Schedule 4.7(b)
                                 ---------------

              LIENS, ENCUMBRANCES AND REQUIRED THIRD PARTY CONSENTS


     Following are all liens and encumbrances (which must be released prior to Closing), and third party consents required with respect to the transfer of the Systems and Assets:

    [Include Subordination, Nondisturbance and Attornment Agreements from all holders of mortgages or deed of trust liens against the Properties]

                                  Schedule 4.9
                                  ------------

             Exceptions to Litigation, Taxes and Disclosure Matters



NONE.

                                  Schedule 4.10
                                  -------------


                              Financial Information